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                                                                   EXHIBIT 10.17

                               LICENSE AGREEMENT

     This License Agreement is made the 1st day of December, 1998, between Diversa Corporation, a Delaware corporation, having offices at 10665 Sorrento Valley Road, San Diego, California 92121 U.S.A.; and Finnfeeds International Limited, an English company, having an address at P.O. Box 777, Marlborough, Wiltshire, United Kingdom SN8 1XN.

                                  Witnesseth:

     Whereas, Diversa and FFI previously entered in a Collaboration Agreement dated January 2, 1997 (the "Collaboration Agreement") for the purpose of discovering, developing and commercializing enzyme technology for use in the [*****], which Collaboration Agreement superseded an earlier "Phytase Developed Agreement" between the parties dated May 17, 1996;

     Whereas, Diversa has identified a certain gene and the phytase enzyme it expresses, and owns and/or controls intellectual property rights relating thereto;

     Whereas, FFI desires to commercialize such technology, and Diversa desires FFI to commercialize this technology, under terms and conditions established by the Collaboration Agreement, as modified by a "Letter Agreement" between the parties (dated December 1, 1998) amending the Collaboration Agreement (the "Letter Agreement"),

     Whereas, in accordance with this desire to commercialize, FFI wishes to acquire from Diversa, and Diversa has agreed to grant to FFI, the within license and rights with respect to the use of the Diversa intellectual property rights for manufacture of phytase enzyme, and the use and/or sale of the so-manufactured phytase enzyme and animal health and nutrition products containing the same, as defined below, in accordance with the terms and conditions of this Agreement.

     Now, Therefore, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 The following terms whenever used in this Agreement shall have the meanings set forth below except when otherwise expressly stated:

          (a)  "Effective Date" shall mean the date set forth at the top hereof.

          (b) "Affiliate" shall mean any individual, partnership, corporation, group or trust that directly or indirectly controls, is controlled by or is under common control with a party to this Agreement, with "control" being the power to direct or cause the direction of management and policies, whether through ownership or voting of securities, by contract or otherwise. [*****].

                                      1.       *Confidential Treatment Requested
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          (c)  "Phytase" shall mean [*****] and which is manufactured under the licenses granted by this License Agreement.

          (d) "[*****] Field" shall mean a field of activities relating to products which [*****] and which [*****] in the United States.

          (e) "[*****] Field" shall mean a field of activities relating to products which [*****] and which [*****] in the United States.

          (f)  "Products" shall mean products containing Phytase.

          (g) "DIVERSA Know-How" shall mean all information and data, whether patentable or not, owned or controlled by DIVERSA as of the Effective Date, relating to the manufacture of Phytase, the use and sale of Phytase for the manufacture of Products for the [*****] Field and [*****] Field, and the manufacture, use and sale of Products for the [*****] Field and [*****] Field.

          (h) "DIVERSA Patent Rights" shall mean all patents and applications for patents covering DIVERSA Know-How, including but not limited to those identified in Appendix A of this Agreement (attached hereto and made a part hereof), including any [*****] or the [*****] and any [*****] and [*****] of the foregoing, that are owned or controlled by Diversa and which DIVERSA has the right to grant licenses hereunder.

          (i) "DIVERSA Technology" shall mean DIVERSA Patent Rights and DIVERSA Know-how.

          (j) "Net Sales Price" of a Product shall mean the [*****] of such Product to the first person or entity purchasing such Product, [*****]; provided, however, that if such first person or entity is an Affiliate of FFI, the Net Sales Price shall be deemed to be [*****] or the [*****].

          (k) "Profit" for a Product sold or distributed shall mean the [*****] less (1) [*****]; (2) [*****]; (3) [*****]; and (4) the [*****]. In the event that Profit cannot reasonably be calculated because a Product contains [*****] which add a significant contribution to the Net Sales Price of the Product apart from the [*****], the parties shall in good faith negotiate the applicable [*****] by [*****]
                                      2.       *Confidential Treatment Requested
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compared to the [*****].

          (l) Terms used but not otherwise defined or referenced herein shall have the respective meanings set forth in the Collaboration Agreement.

                                   ARTICLE 2

                                    GRANTS

     2.1 DIVERSA hereby grants to FFI an exclusive, worldwide license to use the DIVERSA Technology for all activities relating to:

          (a)  [*****]

          (b)  [*****] and

          (c)  [*****]

     2.2  [*****]

     2.3  [*****]

                                   ARTICLE 3

                            MANUFACTURE OF PHYTASE,
                           TRANSMISSION OF KNOW-HOW
                           AND TECHNICAL ASSISTANCE

     3.1 Notwithstanding paragraph 2.2 above, and in accordance with the Letter Agreement, DIVERSA and FFI agree that FFI shall only have the right to [*****] the DIVERSA Technology to [*****] for activities in connection with the [*****], and then only in connection with a [*****] will [*****] to FFI at a cost [*****] of no more than [*****] per [*****] which drops to no more than [*****] at [*****] which further drops to [*****] at [*****] which still further drops to [*****] at [*****] which finally drops to [*****] for [*****]. Notwithstanding, [*****].

                                      3.       *Confidential Treatment Requested
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     3.2  Within a reasonable time subsequent to entry of the parties into this
License Agreement [*****], DIVERSA will (to the extent such has not already occurred) disclose to FFI the DIVERSA Technology reasonably required for FFI to exploit the license granted hereunder. To the extent feasible, the DIVERSA Technology shall be disclosed in written or other tangible form.

     3.3 In addition to paragraph 3.2, DIVERSA shall promptly provide to FFI the DIVERSA Technology reasonably required for [*****], for the purpose of [*****] [*****] for the purpose of [*****].

     3.4 DIVERSA agrees to provide reasonable assistance to FFI (and FFI's sublicensees) to facilitate the understanding of the DIVERSA Technology. During the term of this License Agreement, the first [*****] of assistance shall be [*****] FFI agrees to compensate DIVERSA for any assistance [*****] above this amount at a reasonable manpower rate to be agreed upon by the parties, but in no event shall such rate be [*****].

     3.5 Notwithstanding other provisions herein to the contrary, nothing in this Agreement shall obligate DIVERSA to provide to FFI or its sublicensees information related to DIVERSA's [*****].


                                   ARTICLE 4

                              ROYALTY AND PAYMENT

     4.1 In consideration for this License Agreement and the licenses granted under Article 2 of this License Agreement, FFI shall pay to DIVERSA for each Product sold and/or distributed by FFI or any Affiliate or sublicensee of FFI during the term of this License Agreement, a [*****] royalty of [*****] for such Product.

     4.2 FFI shall pay royalties to DIVERSA [*****] within [*****] after each [*****] for Profits accruing in respect of each such [*****] (each, a "Royalty Payment Date"). FFI shall furnish to DIVERSA, [*****], on each Royalty Payment Date, written reports showing in reasonably specific detail, the [*****] [*****] to DIVERSA in respect of each such [*****]. FFI shall keep complete and accurate records in sufficient detail to properly enable the royalties payable hereunder to be determined.

                                      4.       *Confidential Treatment Requested
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     4.3  (a)  Upon the written request of DIVERSA and not more than [*****] FFI shall permit an independent certified public accounting firm of nationally recognized standing, selected by DIVERSA and reasonably acceptable to FFI, at DIVERSA's expense, to have access during normal business hours to such records of FFI as may reasonably be necessary to verify the accuracy of the royalty reports hereunder for [*****] prior to the date of such request.

          (b) If such accounting firm concludes that additional royalties were owed during such period, FFI shall pay the additional royalties within [*****] of the date DIVERSA delivers to FFI such accounting firm's written report so concluding, except in the case of manifest calculation error, in which event, the accounting firm shall recalculate the applicable royalty amount. The fees charged by such accounting firm shall be paid by DIVERSA provided however, if the audit (subject to recalculation, as aforesaid) discloses that the royalties payable to DIVERSA for such period have been underpaid by [*****] then FFI shall pay the reasonable fees and expenses charged by such accounting firm.

     4.4 All amounts due to DIVERSA hereunder shall be paid in USA funds at a bank to be designated by DIVERSA. All accounting hereunder is to be done in accordance with United States Generally Accepted Accounting Principles.

                                   ARTICLE 5

                                   DURATION

     5.1 This term of this License Agreement shall commence [*****] and shall continue [*****].

     5.2 FFI may terminate the term of this License Agreement at any time upon [*****] written notice to DIVERSA.

     5.3 DIVERSA may terminate the term of this License Agreement upon occurrence of one or more of the following:

          (a)  in the event that:

               (i) FFI becomes bankrupt or insolvent or goes into any form of liquidation (other than for the purposes of amalgamation or reconstruction) or suffers a receiver or trustee to be appointed of any of its assets; or

               (ii) any governmental authority seizes, expropriates, nationalizes or confiscates all or substantially all of the assets of FFI whether with or without compensation, or assumes control over all or substantially all of the business of FFI; or

          (b) if FFI shall materially breach any of the covenants, promises, obligations or undertakings herein contained, provided that FFI has not remedied any such material breach within [*****] after receipt of written notice from DIVERSA.

     5.4 Upon the termination of this License Agreement under paragraphs 5.2 or 5.3, the license granted hereunder shall terminate and FFI shall cease to use the [*****] except that FFI shall be entitled to complete any outstanding orders for deliveries within a time limit of [*****] from the date of termination subject to payment of royalties thereon.


                                      5.       *Confidential Treatment Requested
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     5.5  [*****].

     5.6 Royalty obligations under this License Agreement shall commence with the [*****] and end on the [*****] and (b) [*****].

                                   ARTICLE 6

                 WARRANTIES, INDEMNIFICATION AND INFRINGEMENT

     6.1 Each party represents and warrants (a) that it has the corporate authorization to enter into and make the commitments on its behalf necessary to satisfy the obligations of this License Agreement; and (b) that there are no third party contractual restrictions on its ability to enter into and make the commitments on its behalf necessary to satisfy the obligations of this License Agreement except as may be disclosed in writing to the other party prior to the Effective Date.

     6.2  DIVERSA further represents and warrants:

          (a)  [*****];

                                      6.       *Confidential Treatment Requested
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          (b)  [*****]; and

          (c)  [*****].

     6.3 FFI represents that it shall, and shall cause its Affiliates and sublicensees, as applicable, to, comply with all laws and regulations applicable with its operation under the license granted hereunder.

     6.4 THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF, AND THE PARTIES HEREBY DISCLAIM AND NEGATE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR, PURPOSE.

     6.5 Each party shall be solely responsible for damages to its own property and injury or death of the officers, employees or agents of such party sustained in the performance and as a result of this License Agreement, and shall indemnify and hold the other parties harmless from and against all claims, causes of action, loss and liability arising out of or in connection with such responsibility.

     6.6  [*****] agrees to [*****]:

          (a)  any [*****]; and

          (b)  any [*****].

     6.7 FFI agrees to indemnify DIVERSA, its directors, officers and employees and to hold such parties harmless from any action, claim, or liability, including without limitation liability for death, personal injury, and/or property damage (except as provided in paragraph 6.5), arising out of (i) the manufacture, use, sale, or other disposition of Products by FFI or Affiliates or sublicensees of FFI, or (ii) the use of the [*****] pursuant to this License Agreement; [*****].

     6.8 It shall be a condition of [*****] hereunder that the [*****]. The [*****] shall have the right to [*****].

     6.9 Notwithstanding any provision to the contrary, (i) each party shall be responsible and liable to the other party for any failure in the performance of its obligations hereunder; and (ii) nothing in this Agreement shall operate or be construed so as to limit or exclude a party from liability to the extent that such liability results from any negligent or willful act or omission of such party.

     6.10 IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

     6.11 FFI shall forthwith inform DIVERSA upon its becoming aware of

          (a) any infringement by any third party of any DIVERSA Patent Rights, or any misappropriation by any third party of DIVERSA Know-How; and

          (b)  [*****] in such way as [*****].


                                   ARTICLE 7

                                CONFIDENTIALITY

     7.1 Each party shall keep confidential any and all information (other than as set forth in paragraph 7.3 hereof) revealed to it (the "Recipient") by the other party hereto (the "Disclosing Party) during the term of this License Agreement, or otherwise which relates to the subject matter hereof and was previously disclosed during the term of the Collaboration Agreement or the Phytase Development Agreement. This provision shall apply regardless of the method of disclosure (whether written, oral or otherwise), and includes but is not limited to information
                                      7.       *Confidential Treatment Requested
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relating to the technology and intellectual property
licensed under this Licensed Agreement, developed under this License Agreement or the previous Collaboration Agreement or Phytase Development Agreement, and information relating to the Disclosing Party's existing or proposed business or products; marketing and distribution data, methods, plans and efforts; and any other materials which have not been made available by the Disclosing Party to the general public ("Information"). Failure to mark any of Information as confidential or proprietary shall not affect its status as Information under the terms of this License Agreement.

     7.2 Recipient shall maintain the confidential nature of Information and shall, at a minimum, take those precautions that it utilizes to protect its own confidential information. Recipient shall use Information only as necessary in the performance of Recipient's duties, or in the exercise of the rights granted to Recipient, hereunder.

     7.3 The restrictions imposed by this Article VII shall not apply to Information that: (i) at the time of Disclosure by the Disclosing Party is in, or after disclosure by the Disclosing Party becomes part of, the public domain through no improper act on the part of Recipient or on the part of any of Recipient's employees or consultants; (ii) was in Recipient's possession at the time of disclosure by the Disclosing Party, as shown by written evidence, and was not acquired, directly or indirectly, from the Disclosing Party; (iii) Recipient receives from a third party, provided that such Information was not obtained by such third party, directly or indirectly, from the Disclosing Party; and (iv) Recipient independently develops without the benefit of any Information by the Disclosing Party.

     7.4 Disclosure of Information by Recipient that is required in a judicial, administrative or governmental proceeding shall not constitute a breach of this License Agreement, provided that, if the Recipient is required by legal process to so disclose any such Information, Recipient shall timely notify the Disclosing Party of such requirement so that the Disclosing Party is afforded an opportunity to seek an appropriate protective order.

                                   ARTICLE 8

                                 MISCELLANEOUS

     8.1 This License Agreement embodies the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating thereto, other than the Collaboration Agreement and the Letter Agreement to the extent they do not conflict with the terms of this License Agreement.

     8.2 This License Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of [*****] without regard to the principles of conflicts of laws of [*****] or any other jurisdiction.

     8.3 This License Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     8.4 All amounts referred to in this License Agreement are stated in United States dollars.

     8.5 This License Agreement and any term or provision thereof may at any time or from time to time be modified, amended or waived, or additional or substituted terms or provisions incorporated herein, upon the unanimous written consent of the parties.

                                      8.       *Confidential Treatment Requested
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     8.6  (a)  The parties hereby expressly agree that any dispute, controversy or claim arising out of, or relating to this License Agreement or the relationship of the parties with respect to the subject matter hereof, including, but not limited to, any question regarding the existence, validity or termination of this License Agreement, shall be finally resolved by arbitration under rules of the American Arbitration Association ("AAA") then in effect.

          (b) Any such arbitration shall take place in [*****] and the language of the arbitration shall be English. The number of arbitrators shall be three. FFI and DIVERSA shall each appoint one arbitrator, and the two so appointed shall appoint the third. The arbitrators shall all be fluent in the English language and be familiar with law of the State of [*****] The arbitrators are not authorized to decide any dispute, controversy or claim ex aequo et bono, but shall strictly apply the governing law chosen by the parties. Arbitrators shall have the authority to determine whether the issue submitted to them is arbitrable.

          (c) The arbitral tribunal shall make a written record of the basis of its award. The arbitral tribunal shall be authorized to award costs and attorneys' fees to the prevailing party as part of its award. Any award of the tribunal shall be binding and enforceable against the parties in any court of competent jurisdiction, and the parties hereby waive any right to appeal such an award on the merits or to challenge the award except on the grounds expressly provided for in Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

          (d) Notwithstanding the provisions set forth above, nothing therein shall be deemed to prohibit either party from seeking immediate injunctive relief from any court or other forum to prevent or restrain a breach of any of the provisions of this Agreement.

          (e) Pending resolution of any dispute hereunder, each party shall use its best efforts to minimize adverse economic consequences to the other party which would result from non-operation, sub-capacity operation or failure to meet payment terms under loan agreements.

     8.7 Any captions in this License Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     8.8 Whenever the context may require, any pronoun used in this License Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     8.9 Any failure or delay on the part of any party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available in law or equity.

     8.10 The respective rights and obligations of the parties hereunder shall not, except as set forth herein, without prior written consent of the other party which shall not unreasonably be withheld, provided that no consent is required in connection with:

          (a)  [*****]; or

          (b)  [*****].

                                      9.       *Confidential Treatment Requested
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     This License Agreement shall bind and inure to the benefit of Diversa and
IFI and their permitted successors and assigns.

     8.11 In the event that performance of obligations hereunder by any party hereto is legally excusable because of force majeure, the following terms shall apply :

          (a) Any party which believes that its performance is excused by force majeure shall give written notice to the other as soon as possible with sufficient detail to permit the other to minimize inconvenience and expense.

          (b) The parties shall continue to operate to the maximum extent possible.

          (c) The party not affected shall have the right to terminate this License Agreement if the event of force majeure results in a material breach of this Agreement for more than [*****]

          (d) Force majeure shall include the following: any event outside of the control or influence of any party which results in the party's inability to perform or meet its obligations under this License Agreement. Such events shall include (but not be limited to) natural disasters, wars, acts of government (including refusal to grant authorizations required to effectuate performance), power failures or interruptions, unanticipated breakdown of equipment, extraordinary market or supply conditions beyond the party's control, legal restrictions on performance, and work stoppages.

     8.12 Except as required to comply with law or regulation, [*****]

     8.13 (a) The relationship between the parties shall be that of independent contractors and not partners, joint venturers or otherwise. No party has the right to bind the other party or incur obligations or liabilities on the other party's behalf.

          (b) It is the intention of the parties that no partnership be formed for United States federal income tax purposes. However, if a partnership between the parties is deemed to exist by the U.S. Internal Revenue Service, then [*****] shall be designated tax matters partner.

     In Witness Whereof, the parties have caused their duly authorized representatives to execute this Agreement on the day and year first above written.

Finfeed International Limit

By:   /s/ Richard Cooper
      __________________
Name:     Richard Cooper
      __________________
Title:    Managing Director
      _____________________

Diversa Corporation

By:   /s/ Terrance J. Bruggeman
      _________________________
Name:     Terrance J. Bruggeman
      _________________________
Title:    Chief Executive Officer
      ___________________________

                                      10.      *Confidential Treatment Requested
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                                   Appendix A

                                    PATENTS

                   Appln.       Filing    Patent     Grant     Expiration
     Country       Number        Date     Number     Date         Date
     [*****]      [*****]      [*****]
     [*****]                   [*****]


[*****]
                                 Appendix A-1.
                                               *Confidential Treatment Requested